EXHIBIT 10.18

FORM OF RESTRICTED STOCK AWARD

[Grant Date]

[Name]

[Address]

Dear [name]:

Effective [grant date] the Board of Directors awarded you the following Restricted Stock at a grant value of [grant price] per share upon the terms set forth below:

Type of Grant:	Restricted Stock
Number of Shares:	[number of shares]
Vesting Schedule:	% year(s) after the date of grant
% year(s) after the date of grant
% year(s) after the date of grant
% year(s) after the date of grant

This Restricted Stock Award (this “Award”) has been granted pursuant to, and is controlled by: (i) the Mindspeed 2003 Long-Term Incentives Plan (the “Plan”), (ii) the Mindspeed 2003 Long-Term Incentives Plan Award Agreement Restricted Stock Terms and Conditions (the “Plan Terms”), and (iii) this Award. This Award shall vest as set forth above. The Plan and the Plan Terms are incorporated into this Award as if fully set forth herein and together they constitute one agreement.

In accordance with IRS regulations, you may choose to be taxed on the value of the Restricted Stock at this time, by making a Section 83(b) election. PLEASE NOTE THE FOLLOWING INFORMATION REGARDING A SECTION 83(b) ELECTION:

•	The election form MUST BE FILED WITH THE COMPANY AND THE IRS NO LATER THAN 30 days after the effective date of the grant.

•	The holding period begins on the grant date.

•	Withholding taxes MUST BE PAID to the Company at the time of the election.

•	Additional gain (or loss) is recognized when the stock is sold – not when the restriction lapses.

•	The 83(b) election form, tax calculator and administrative procedures can be found on the Stock Administration web-site described below.

•	Please consult your own tax advisor for your individual tax situation.

All documents relating to this award are available for viewing and printing on the Human Resources Department Website. To access this information, please go to MyNet, select Departments, Human Resources, Compensation, Stock Administration. In addition to the 83(b) election information, the documents available for viewing and printing at this website location are the Plan, the Plan Terms, the most recent Company Prospectus, and the Company’s Insider Trading Policy. If you choose not to download these documents, if you do not have access MyNet, or if you encounter problems accessing this site, please contact Stock Administration at (949) 579-4525 or stock.admin@mindspeed.com to receive paper copies of these documents at no cost. Please read all documents carefully.

If you have any questions regarding this grant, please contact Stock Administration at (949) 579-4525.

Sincerely,

Bradley W. Yates
Senior Vice President,
Chief Administrative Officer